FIRST SUPPLEMENTAL INDENTURE
          First Supplemental Indenture (this “Supplemental Indenture”), dated as of October 1, 2009, among CIT Group Funding Company of Delaware LLC, a Delaware limited liability company (the “Issuer”), CIT Group Inc. as guarantor, the entities listed on Schedule A hereto (collectively, the “Subsidiary Guarantors”), and The Bank of New York Mellon (successor in interest to Bank One Trust Company, N.A.), as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
          WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture, dated as of May 31, 2005 (the “Indenture”), providing for the issuance of 4.65% Senior Notes due July 1, 2010 and 5.20% Senior Notes due June 1, 2015 (collectively, the “Notes”);
          WHEREAS, the Indenture provides that under certain circumstances the Issuer may execute and deliver to the Trustee a supplemental indenture;
          WHEREAS, pursuant to Section 12.1 of the Indenture, which does not require the consent of the Holders, the Subsidiary Guarantors desire to enter into this Supplemental Indenture pursuant to which the Subsidiary Guarantors shall fully and unconditionally guarantee all of the Issuer’s obligations under the Indenture and the Notes (the “Guaranteed Notes”) on the terms and conditions set forth herein;
          WHEREAS, the Subsidiary Guarantors’ obligations under the guarantees of the Guaranteed Notes will be subordinated to their respective senior indebtedness; and
          WHEREAS, pursuant to Section 12.3 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Issuer, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Guaranteed Notes as follows:
          1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture, except as set forth below:
          (a) “Subsidiaries Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

          (b) “Note Guarantee” means the Subsidiaries Guarantee by each Subsidiary Guarantor of the Issuer’s obligations under this Supplemental Indenture and the Guaranteed Notes, executed pursuant to the provisions of this Supplemental Indenture.
          (c) “Senior Indebtedness” means, with respect to the Guaranteed Notes or any Note Guarantee, all Subsidiary Indebtedness of the Subsidiary Guarantor outstanding at any time, except (a) the Guaranteed Notes, (b) Subsidiary Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Subsidiary Indebtedness is subordinated to the Guaranteed Notes, or ranks pari passu with the Guaranteed Notes that are subordinated to the Guaranteed Notes, (c) Subsidiary Indebtedness of the Subsidiary Guarantor to an Affiliate of the Subsidiary Guarantor, (d) interest accruing after the filing of a petition initiating any proceeding relating to the Subsidiary Guarantor referred to in Sections 5.1(6) and 5.1(7) unless such interest is an allowed claim enforceable against the Subsidiary Guarantor in a proceeding under federal or state bankruptcy laws, (e) trade accounts payable, (f) any Subsidiary Indebtedness issued in violation of the instrument creating the same and (g) any guarantee of any Subsidiary Indebtedness. The term “Subsidiary Indebtedness,” when used in the definition of the term “Senior Indebtedness,” means all obligations which, in accordance with generally accepted accounting principles, should be classified as liabilities on a balance sheet.
          2. Guarantee. The Indenture as it relates to the Guaranteed Notes only is hereby amended to add Article 15 as follows:
ARTICLE 15
SUBSIDIARY NOTE GUARANTEES
          Section 15.1. Subsidiary Guarantee
          (a) Subject to this Article 15, each of the Subsidiary Guarantors hereby, as primary obligor and not merely as surety, jointly and severally, fully and unconditionally guarantees to each Holder of the Guaranteed Notes authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Guaranteed Notes or the obligations of the Issuer hereunder or thereunder, that:
(1)	the principal of, premium, if any, and interest on, the Guaranteed Notes will be promptly paid in full when due, whether at Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Guaranteed Notes, if any, if lawful, and all other monetary obligations of the Issuer to the Holders or the Trustee hereunder whether for payment of principal of or interest on the Guaranteed Notes, expenses, indemnification or otherwise, or thereunder will be punctually paid in full, all in accordance with the terms hereof and thereof; and

(2)	in case of any extension of time of payment or renewal of any Guaranteed Notes or any of such other obligations, that same will be punctually paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.
          Notwithstanding any other provision of this Indenture, the maximum aggregate liability of each Subsidiary Guarantor under this Note Guarantee shall not exceed fifty thousand United States dollars (U.S. $50,000) (the “Guaranteed Amount”).
          Failing payment when due of any amount so guaranteed for whatever reason, the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
          Each Subsidiary Guarantor, pursuant to its Note Guarantee, also hereby agrees to pay any and all reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under its Note Guarantee.
          (b) The Subsidiary Guarantors hereby agree that (to the fullest extent permitted by law) their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Guaranteed Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Guaranteed Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor hereby waives (to the fullest extent permitted by law) diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants (except as otherwise provided in Section 15.4 hereof) that the Note Guarantee will not be discharged except by complete performance of the monetary obligations contained in the Guaranteed Notes and this Indenture.
          (c) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.
          (d) Each Subsidiary Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees (to the fullest extent permitted by law) that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 5 of this Indenture for the purposes of the Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 5 of this Indenture, such obligations (whether or not due and payable) will forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Note Guarantee. The Subsidiary Guarantors will have the right to seek contribution from the Issuer or any non-paying

Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.
          Section 15.2. Limitation on Subsidiary Guarantor Liability
          Each Subsidiary Guarantor, and by its acceptance of Guaranteed Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or fraudulent conveyance for purposes of United States Bankruptcy Code as then in effect, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of such Subsidiary Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article 15, result in the obligations of such Subsidiary Guarantor under its Note Guarantee not constituting a fraudulent transfer or fraudulent conveyance under applicable law. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the arrangements contemplated by the Supplemental Indenture and that its Note Guarantee, and the waiver set forth in Section 15.2(b), are knowingly made in contemplation of such benefits.
          Section 15.3. Delivery of Note Guarantee
          Neither the Issuer nor any Subsidiary Guarantor shall be required to make a notation on the Guaranteed Notes to reflect any Note Guarantee or any such release, termination or discharge thereof.
          Section 15.4. Releases
          The Note Guarantee of a Subsidiary Guarantor will be released:
(1)	in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Issuer or any of its Subsidiaries;

(2)	in connection with any sale or other disposition of all of the capital stock of that Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Issuer or any of its Subsidiaries; and

(3)	upon defeasance of the Guaranteed Notes in accordance with Article 8 of this Indenture or satisfaction and discharge of this Indenture in accordance with its terms, each Subsidiary Guarantor will be released and relieved of any obligations under its Note Guarantee.
          Upon any such occurrence specified in this Section 15.4, the Trustee will execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its obligations under its Note Guarantee.
          Any Subsidiary Guarantor not released from its obligations under its Note Guarantee as provided in this Section 15.4 will remain liable for the principal, if any, of and interest and premium on the Guaranteed Notes and for the other obligations of any Subsidiary Guarantor up to the Guaranteed Amount under this Indenture as provided in this Article 15.
          3. Subordination. The Indenture as it relates to the Guaranteed Notes only is hereby amended to add Article 16 as follows:
ARTICLE 16
SUBORDINATION OF SECURITIES
          Section 16.1 Agreement to Subordinate.
          Each Subsidiary Guarantor, for itself, its successors and assigns, covenants and agrees, and each Holder of Guaranteed Notes issued under this Indenture and any indenture supplemental thereto by such Holder’s acceptance thereof likewise covenants and agrees, that all Guaranteed Notes issued pursuant to this Indenture shall be subject to the provisions of this Article 16; and each Holder of a Guaranteed Note, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.
          The payment by each Subsidiary Guarantor of the Note Guarantees on all Guaranteed Notes issued under this Indenture shall, to the extent and in the manner hereinafter set forth, be subordinate in right of payment to the prior payment in full of all such Subsidiary Guarantor’s obligations with respect to the Senior Indebtedness with respect to such series, whether outstanding at the date of this Indenture or thereafter incurred.
          Section 16.2 Default on Senior Indebtedness.
          In the event and during the continuation of any default by the Subsidiary Guarantor in the payment of principal, premium, interest or any other amount due on any Senior Indebtedness, or in the event that the maturity of any Senior Indebtedness has been accelerated because of a default, then, in either case, no payment shall be made by any Subsidiary Guarantor with respect to the Note Guarantee on the Guaranteed Notes until such Subsidiary Guarantor’s obligations with respect to the Senior Indebtedness are paid in full.
          In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee when such payment is prohibited by the preceding paragraph of this Section 16.2, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the

Holders of such Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture or agreement pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that the Holders of such Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee in writing within 120 days of such payment of the amounts then due and owing on such Senior Indebtedness and only the amounts specified in such notice to the Trustee shall be paid to the Holders of such Senior Indebtedness.
          Section 16.3 Liquidation; Dissolution; Bankruptcy.
          Upon any payment by any Subsidiary Guarantor or distribution of assets of any Subsidiary Guarantor of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of any Subsidiary Guarantor, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all Senior Indebtedness shall first be paid in full, payment thereof shall have been provided for in money in accordance with its terms or the Guaranteed Amount shall have been delivered to the Trustee pursuant to the following paragraph, before any payment is made by such Subsidiary Guarantor on account of any Note Guarantee on the Guaranteed Notes; and upon any such dissolution, winding-up, liquidation or reorganization, or in any such bankruptcy, insolvency, receivership or other proceeding, any payment by any Subsidiary Guarantor, or distribution of assets of any Subsidiary Guarantor of any kind or character, whether in cash, property or securities, which the Holders of the Guaranteed Notes or the Trustee would be entitled to receive from such Subsidiary Guarantor, except for the provisions of this Article 16, shall be paid by such Subsidiary Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution to the extent not already paid (including to the Trustee pursuant to the following paragraph), or by the Holders of the Guaranteed Notes or by the Trustee under this Indenture if received by them or it, directly to the Holders of such Senior Indebtedness (pro rata to such Holders on the basis of the respective amounts of such Senior Indebtedness held by such Holders, as calculated by the Subsidiary Guarantor) or their representative or representatives, or to the trustee or trustees under any indenture or agreement pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay such Senior Indebtedness in full, in money or money’s worth, after giving effect to any concurrent payment or distribution to or for the Holders of such Senior Indebtedness, before any payment or distribution is made to the Holders of the Guaranteed Notes or to the Trustee.
          In the event that, notwithstanding the foregoing, any payment or distribution of assets of any Subsidiary Guarantor of any kind or character, whether in cash, property or securities, prohibited by the foregoing is made and, concurrently therewith, the Trustee shall have received an amount in cash from the Subsidiary Guarantors equal to the Guaranteed Amount before all such Senior Indebtedness is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the Holders of such Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Subsidiary Guarantor, for application to the payment of all such Senior Indebtedness remaining unpaid to the extent necessary to pay such Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the Holders of such Senior Indebtedness.
          For purposes of this Article 16, the words “cash, property or securities” shall not be deemed to include shares of stock of any Subsidiary Guarantor as reorganized or readjusted, or securities of any Subsidiary Guarantor or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article 16 with respect to the Guaranteed Notes to the payment of all Senior Indebtedness with respect to the Guaranteed Notes.
          Section 16.4 Subrogation.
          Subject to the satisfaction in full of all obligations under the Note Guarantee pursuant to the terms of this Indenture, the rights of the Holders of such Guaranteed Notes with respect to the Note Guarantee shall be subrogated to the rights of the Holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the Subsidiary Guarantors applicable to such Senior Indebtedness; and, for the purposes of such subrogation, no payments or distributions to the Holders of such Senior Indebtedness of any cash, property or securities to which the Holders of such Senior Indebtedness or the Trustee would be entitled except for the provisions of this Article 16, and no payment over pursuant to the provisions of this Article 16 to or for the benefit of the Holders of such Senior Indebtedness by Holders of the Guaranteed Notes or the Trustee, shall, as between such Subsidiary Guarantor, its creditors other than Holders of such Senior Indebtedness, and the Holders of the Guaranteed Notes, be deemed to be a payment by such Subsidiary Guarantor to or on account of such Senior Indebtedness. It is understood that the provisions of this Article 16 are and are intended solely for the purposes of defining the relative rights of the Holders of the Note Guarantees of the Guaranteed Notes, on the one hand, and the Holders of the Senior Indebtedness with respect to the Note Guarantees of the Guaranteed Notes on the other hand.
          Nothing contained in this Article 16 or elsewhere in this Indenture or in the Guaranteed Notes is intended to or shall impair, as between each Subsidiary Guarantor, its creditors other than the Holders of Senior Indebtedness with respect to the Guaranteed Notes, and the Holders of the Guaranteed Notes, the obligation of such Subsidiary Guarantor, which is absolute and unconditional, to pay to the Holders of the Guaranteed Notes pursuant to the Note Guarantee as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights of the Holders of the Guaranteed Notes and creditors of such Subsidiary Guarantor, other than the Holders of such Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Guaranteed Note from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 16 of the Holders of such Senior Indebtedness in respect of cash, property or securities of such Subsidiary Guarantor, as the case may be, received upon the exercise of any such remedy.
          Upon any payment or distribution of assets of any Subsidiary Guarantor referred to in this Article 16, the Trustee, subject to the provisions of Article 6 of this Indenture, and the Holders of the Guaranteed Notes shall be entitled to conclusively rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of the Guaranteed Notes, for the purposes of ascertaining the Persons entitled to participate in such distribution, the Holders of Senior Indebtedness with respect to the Guaranteed Notes and other indebtedness of such Subsidiary Guarantor, as the case may be, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 16.
          Section 16.5 Trustee to Effectuate Subordination.
          Each Holder of Note Guarantees by such Holder’s acceptance thereof authorizes and directs the Trustee on such Holder’s behalf to execute such document and to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 16 and appoints the Trustee such Holder’s attorney-in-fact for any and all such purposes.
          Section 16.6 Notice by the Subsidiary Guarantors.
          Each Subsidiary Guarantor shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to such Subsidiary Guarantor that would prohibit the making of any payment of monies to or by the Trustee in respect of the Note Guarantees of Guaranteed Notes pursuant to the provisions of this Article 16. Notwithstanding the provisions of this Article 16 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Note Guarantees of Guaranteed Notes pursuant to the provisions of this Article 16, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Subsidiary Guarantor or a Holder or Holders of Senior Indebtedness with respect to the Guaranteed Notes or from any trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Article 6 of this Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 16.6 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the Note Guarantee on, any Guaranteed Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.
          The Trustee, subject to the provisions of Article 6 of this Indenture, shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be a Holder of Senior Indebtedness with respect to the Guaranteed Notes (or a trustee on behalf of such Holder), to establish that such notice has been given by a Holder of such Senior Indebtedness or a trustee on behalf of any such Holder or Holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a Holder of such Senior Indebtedness to participate in any payment or distribution pursuant to this Article 16, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 16, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.
          Upon any payment or distribution of assets of any Subsidiary Guarantor referred to in this Article 16, the Trustee and the Holders of the Guaranteed Notes shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of the Guaranteed Notes, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the Holders of Senior Indebtedness with respect to the Guaranteed Notes and other indebtedness of the Subsidiary Guarantors, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 16.
          Section 16.7 Rights of the Trustee; Holders of Senior Indebtedness.
          The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 16 in respect of any Senior Indebtedness with respect to the Guaranteed Notes at any time held by it, to the same extent as any other Holder of such Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such Holder.
          With respect to the Holders of Senior Indebtedness with respect to the Guaranteed Notes, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 16, and no implied covenants or obligations with respect to the Holders of such Senior Indebtedness shall be read into this Indenture against the Trustee. By virtue of this Article 16, the Trustee shall not be deemed to owe any fiduciary duty to the Holders of such Senior Indebtedness and, subject to the provisions of Article 6 of this Indenture, the Trustee shall not be liable to any Holder of such Senior Indebtedness if it shall mistakenly or otherwise pay over or deliver to Holders of the Guaranteed Notes, any Subsidiary Guarantor or any other Person money or assets to which any Holder of such Senior Indebtedness shall be entitled.
          Nothing in this Article 16 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.7.
          Section 16.8 Subordination May Not Be Impaired.
          No right of any present or future Holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Subsidiary Guarantor, or by any act or failure to act, in good faith, by any such Holder, or by any noncompliance by any Subsidiary Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such Holder may have or otherwise be charged with.

          Without in any way limiting the generality of the foregoing paragraph, the Holders of Senior Indebtedness with respect to the Guaranteed Notes may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of Guaranteed Notes, without incurring responsibility to such Holders and without impairing or releasing the subordination provided in this Article 16 or the obligations hereunder of the Holders of the Guaranteed Notes to the Holders of such Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness; (iii) release any Person liable in any manner for the collection of such Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Subsidiary Guarantors and any other Person.
          4. No Recourse against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Subsidiary Guarantors, as such, shall have any liability for any obligations of the Issuer or any of the Subsidiary Guarantors under the Guaranteed Notes, any Note Guarantee, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Guaranteed Notes by accepting a Guaranteed Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
          5. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
          6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
          7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
          8. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Subsidiary Guarantors and the Issuer.
          9. Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE DEBT SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.
          10. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by,

directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
          11. Consequential Damages. In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

CIT Group Funding Company of Delaware LLC
By:
Authorized Signatory

CIT Group Inc.
By:
Name:
Title:

The Bank of New York Mellon, as Trustee
By:
Authorized Signatory

Baffin Shipping Co, Inc., as Subsidiary Guarantor
By:
Authorized Signatory

C.I.T. Leasing Corporation, as Subsidiary Guarantor
By:
Authorized Signatory

Capita Colombia Holdings Corp., as Subsidiary Guarantor
By:
Authorized Signatory

Capita Corporation, as Subsidiary Guarantor
By:
Authorized Signatory

Capita International L.L.C., as Subsidiary Guarantor
By:
Authorized Signatory

Capita Premium Corporation, as Subsidiary Guarantor
By:
Authorized Signatory

CIT Capital USA Inc., as Subsidiary Guarantor
By:
Authorized Signatory

CIT China 12, Inc., as Subsidiary Guarantor
By:
Authorized Signatory

CIT China 13, Inc., as Subsidiary Guarantor
By:
Authorized Signatory

CIT China 2, Inc., as Subsidiary Guarantor
By:
Authorized Signatory

CIT China 3, Inc., as Subsidiary Guarantor
By:
Authorized Signatory

CIT Communications Finance Corporation, as Subsidiary Guarantor
By:
Authorized Signatory

CIT Credit Finance Corp., as Subsidiary Guarantor
By:
Authorized Signatory

CIT Credit Group USA Inc., as Subsidiary Guarantor
By:
Authorized Signatory

CIT Financial Ltd. of Puerto Rico, as Subsidiary Guarantor
By:
Authorized Signatory

CIT Financial USA, Inc., as Subsidiary Guarantor
By:
Authorized Signatory

CIT Group (NJ) LLC, as Subsidiary Guarantor
By:
Authorized Signatory

CIT Group SF Holding Co., Inc., as Subsidiary Guarantor
By:
Authorized Signatory

CIT Healthcare LLC, as Subsidiary Guarantor
By:
Authorized Signatory

CIT Holdings, LLC, as Subsidiary Guarantor
By:
Authorized Signatory

CIT Lending Services Corporation, as Subsidiary Guarantor
By:
Authorized Signatory

CIT Lending Services Corporation (Illinois), as Subsidiary Guarantor
By:
Authorized Signatory

CIT Loan Corporation (f/k/a The CIT Group/Consumer Finance, Inc.), as Subsidiary Guarantor
By:
Authorized Signatory

CIT Real Estate Holding Corporation, as Subsidiary Guarantor
By:
Authorized Signatory

CIT Realty LLC, as Subsidiary Guarantor
By:
Authorized Signatory

CIT Technologies Corporation, as Subsidiary Guarantor
By:
Authorized Signatory

CIT Technology Financing Services, Inc., as Subsidiary Guarantor
By:
Authorized Signatory

Education Loan Servicing Corporation, as Subsidiary Guarantor
By:
Authorized Signatory

Equipment Acceptance Corporation, as Subsidiary Guarantor
By:
Authorized Signatory

Franchise Portfolio 1, Inc., as Subsidiary Guarantor
By:
Authorized Signatory

Franchise Portfolio 2, Inc., as Subsidiary Guarantor
By:
Authorized Signatory

GFSC Aircraft Acquisition Financing Corporation, as Subsidiary Guarantor
By:
Authorized Signatory

Hudson Shipping Co., Inc., as Subsidiary Guarantor
By:
Authorized Signatory

Namekeepers LLC, as Subsidiary Guarantor
By:
Authorized Signatory

Owner-Operator Finance Company, as Subsidiary Guarantor
By:
Authorized Signatory

Student Loan Xpress, Inc., as Subsidiary Guarantor
By:
Authorized Signatory

The CIT Group/BC Securities Investment, Inc., as Subsidiary Guarantor
By:
Authorized Signatory

The CIT Group/Business Credit, Inc., as Subsidiary Guarantor
By:
Authorized Signatory

The CIT Group/Capital Finance, Inc., as Subsidiary Guarantor
By:
Authorized Signatory

The CIT Group/Capital Transportation, Inc., as Subsidiary Guarantor
By:
Authorized Signatory

The CIT Group/CmS Securities Investment, Inc., as Subsidiary Guarantor
By:
Authorized Signatory

The CIT Group/Commercial Services, Inc., as Subsidiary Guarantor
By:
Authorized Signatory

The CIT Group/Commercial Services, Inc. (Va.), as Subsidiary Guarantor
By:
Authorized Signatory

The CIT Group/Consumer Finance, Inc. (NY), as Subsidiary Guarantor
By:
Authorized Signatory

The CIT Group/Consumer Finance, Inc. (TN), as Subsidiary Guarantor
By:
Authorized Signatory

The CIT Group/Corporate Aviation, Inc., as Subsidiary Guarantor
By:
Authorized Signatory

The CIT Group/Equipment Financing, Inc., as Subsidiary Guarantor
By:
Authorized Signatory

The CIT Group/Equity Investments, Inc., as Subsidiary Guarantor
By:
Authorized Signatory

The CIT Group/Factoring One, Inc., as Subsidiary Guarantor
By:
Authorized Signatory

The CIT Group/FM Securities Investment, Inc., as Subsidiary Guarantor
By:
Authorized Signatory

The CIT Group/LsC Securities Investment, Inc., as Subsidiary Guarantor
By:
Authorized Signatory

The CIT Group/Securities Investment, Inc., as Subsidiary Guarantor
By:
Authorized Signatory

The CIT Group/Venture Capital, Inc., as Subsidiary Guarantor
By:
Authorized Signatory

Western Star Finance, Inc., as Subsidiary Guarantor
By:
Authorized Signatory

Schedule A
Subsidiary Guarantors

NAME OF		ENTITY
GUARANTOR	JURISD.	TYPE
Baffin Shipping Co., Inc.	Delaware	CORP
C.I.T. Leasing Corporation	Delaware	CORP
Capita Colombia Holdings Corp.	Delaware	CORP
Capita Corporation	Delaware	CORP
Capita International L.L.C.	Delaware	LLC
Capita Premium Corporation	Delaware	CORP
CIT Capital USA Inc.	Delaware	CORP
CIT China 12, Inc.	Delaware	CORP
CIT China 13, Inc.	Delaware	CORP
CIT China 2, Inc.	Delaware	CORP
CIT China 3, Inc.	Delaware	CORP
CIT Communications Finance Corporation	Delaware	CORP
CIT Credit Finance Corp.	Delaware	CORP
CIT Credit Group USA Inc.	Delaware	CORP
CIT Financial Ltd. of Puerto Rico	Delaware	CORP
CIT Financial USA, Inc.	Delaware	CORP
CIT Group (NJ) LLC	Delaware	LLC
CIT Group SF Holding Co., Inc.	Delaware	CORP
CIT Healthcare LLC	Delaware	LLC
CIT Holdings, LLC	Delaware	LLC
CIT Lending Services Corporation	Delaware	CORP
CIT Lending Services Corporation (Illinois)	Delaware	CORP
CIT Loan Corporation (f/k/a The CIT Group/Consumer Finance, Inc.)	Delaware	CORP
CIT Real Estate Holding Corporation	Delaware	CORP
CIT Realty LLC	Delaware	LLC
CIT Technologies Corporation	Michigan	CORP
CIT Technology Financing Services, Inc.	Massachusetts	CORP
Education Loan Servicing Corporation	Delaware	CORP
Equipment Acceptance Corporation	New York	CORP
Franchise Portfolio 1, Inc.	Delaware	CORP
Franchise Portfolio 2, Inc.	Delaware	CORP
GFSC Aircraft Acquisition Financing Corporation	Delaware	CORP
Hudson Shipping Co., Inc.	Delaware	CORP
Namekeepers LLC	Delaware	LLC
Owner-Operator Finance Company	Delaware	CORP
Student Loan Xpress, Inc.	Delaware	CORP
The CIT Group/BC Securities Investment, Inc.	New Jersey	CORP
The CIT Group/Business Credit, Inc.	New York	CORP

NAME OF		ENTITY
GUARANTOR	JURISD.	TYPE
The CIT Group/Capital Finance, Inc.	Delaware	CORP
The CIT Group/Capital Transportation, Inc.	Delaware	CORP
The CIT Group/CmS Securities Investment, Inc.	New Jersey	CORP
The CIT Group/Commercial Services, Inc.	New York	CORP
The CIT Group/Commercial Services, Inc. (Va.)	Delaware	CORP
The CIT Group/Consumer Finance, Inc. (NY)	New York	CORP
The CIT Group/Consumer Finance, Inc. (TN)	Delaware	CORP
The CIT Group/Corporate Aviation, Inc.	Delaware	CORP
The CIT Group/Equipment Financing, Inc.	Delaware	CORP
The CIT Group/Equity Investments, Inc.	New Jersey	CORP
The CIT Group/Factoring One, Inc.	New York	CORP
The CIT Group/FM Securities Investment, Inc.	New Jersey	CORP
The CIT Group/LsC Securities Investment, Inc.	New Jersey	CORP
The CIT Group/Securities Investment, Inc.	Delaware	CORP
The CIT Group/Venture Capital, Inc.	New Jersey	CORP
Western Star Finance, Inc.	Delaware	CORP